Exhibit 99.1
PROF.DR.MED. ERWIN P.BAUER

Erwin P.Bauer
Prof.Dr.med.
Falkenstrasse 4	MicroMed Cardiovascular, Inc.
CH-8008 Zürich	Executive Board
-Todd Ficeto
-Norwick Goodspeed
-Clifford ZurNieden
08.09.2006
Declaration of Resignation
I would like to hand in my resignation as a director of the Board of Micromed Technologies Inc due to personal reasons as of September 8th. My resignation is not based on any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
Regards,
Erwin P.Bauer